                                                                    EXHIBIT 10.2

                            JOINT OPERATING AGREEMENT

         THIS AGREEMENT made this 16th day of November, 2000, by and between the OKLAHOMA MUNICIPAL LEAGUE, an Oklahoma not-for-profit corporation, with its principal place of business at 201 Northeast 23rd, Oklahoma City, Oklahoma 73105 (hereinafter referred to as "OML"), and AARO BROADBAND WIRELESS COMMUNICATIONS, INC., a Nevada corporation with its principal place of business at Suite 2100, 210 Park Avenue, Oklahoma City, Oklahoma 73102 (hereinafter referred to as "Aaro").

                             INTRODUCTORY STATEMENT

         Aaro is engaged in the business of providing fixed broadband wireless connectivity and related applications as more particularly described in Exhibit "A" hereof (the "Products & Services"). In accordance with the terms of this Joint Operating Agreement, which, together with all amendments, exhibits and schedules hereto is hereinafter called the "Agreement," OML wishes to obtain the sole and exclusive rights to contract to provide Products & Services within the service areas of municipalities and their related entities in the State of Oklahoma during the term of this Agreement and any renewal thereof.

         NOW, THEREFORE, in consideration of the Introductory Statement, which shall be deemed to be a substantive part of this Agreement, and the mutual promises, covenants, agreements, representations and warranties contained herein, the parties hereto do hereby promise, covenant, agree, represent and warrant as follows:

         1. Rights Granted.

                  (a) Aaro hereby grants to OML the sole and exclusive right during the term hereof to contract to provide Products & Services within the service areas of the Oklahoma Municipalities (as hereinafter defined) in Oklahoma. OML hereby accepts such appointment and agrees to act as such for the Products & Services in Oklahoma upon the terms and subject to conditions hereinafter contained. Without the prior written consent of Aaro, OML shall not make any contacts or agreements for the Products & Services with any municipalities or other entities outside Oklahoma.

                  (b) Aaro shall not, directly or indirectly, make any distribution or sales of Products & Services to any person or entity, including any government or governmental agency or authority, domestic or foreign located in the service area of an Oklahoma Municipality. Aaro shall cause its other sales agents, distributors and other purchasers of Aaro's Products & Services to agree that each such person shall not make any sales of Products & Services to any person or entity in the service area of an Oklahoma Municipality or for resale in the service area of an Oklahoma Municipality during the term of this Agreement without the express prior written consent of OML, which consent may be withheld in the sole and absolute discretion of OML.

         2. Products & Services.

                  (a) The term "Products & Services," as used in this Agreement, shall generally mean fixed wireless broadband Internet connectivity and related applications and products as further listed and described in Exhibit "A" attached hereto and incorporated by reference herein. If Aaro shall determine to provide or market any types of products or services in addition to those listed in Exhibit A (such additional types of products or services shall, for purposes of this Agreement, be included in the definition of "Products & Services"), Aaro shall grant to OML the sole and exclusive right to negotiate with the Oklahoma Municipalities for such additional types of products or services subject to the terms and conditions of this Agreement, and in such event Exhibit A shall be amended to add such additional types or brands of products or services.

                  (b) Aaro shall have the right, in its sole and absolute discretion, to discontinue the provision or production of any Product & Services at any time, provided that Aaro shall notify OML of such discontinuance not less than sixty (60) days prior thereto unless, for reasons beyond the control of Aaro, a shorter notice period is required.

         3. Oklahoma Municipality. The term "Oklahoma Municipality" or "Oklahoma Municipalities" as used in this Agreement shall mean any incorporated city or town and its service area (as such service area is defined in the agreements between OML and each contracting Oklahoma Municipality) located in the State of Oklahoma but specifically excluding the incorporated limits of the Cities of Tulsa and Oklahoma City and the City of Stroud (including a six (6) mile radius around the City of Stroud).

         4. Term. The term of this Agreement shall be for a period of two (2) years from the date hereof (the "Initial Term"). The rights granted hereunder shall automatically renew for three (3) additional terms of two (2) years each provided, however, that either party may terminate this Agreement at the end of the Initial Term or any additional term by providing the non-terminating party with written notice of such termination no less than ninety (90) days prior to the end of the Initial term or the additional term, as the case may be. In the event of such termination, Aaro and OML will continue to honor the terms of this Agreement for any Oklahoma Municipality then receiving Products & Services from Aaro pursuant to this Agreement until the termination of the subject agreement between the OML and the Oklahoma Municipality.

         5. Obligations of OML. OML covenants and agrees to directly or by contract with an Oklahoma Municipality to:

                  (a) market to and negotiate with Oklahoma Municipalities for the utilization of the Products & Services by the municipality and other entities ("Customers") within the service area of the municipality upon terms and conditions agreeable to Aaro;

                  (b) obtain written service agreements with Oklahoma Municipalities and their customers, which desire the Products & Services, detailing the terms and conditions relating to the provision of the Product & Services including, but not limited to, the terms contained in Exhibit "B," attached hereto and made a part hereof;

                  (c) arrange for and/or coordinate the purchase from Aaro of all necessary equipment required for the installation and operation of the Products & Service for each contracting Oklahoma Municipality (for Aaro's own account and ownership, but for the exclusive use by the contracting Oklahoma Municipality); and

                  (d) treat and maintain as confidential and as Aaro's private property all materials loaned, provided, or otherwise made available to OML describing or constituting an element of: (i) Aaro's technical operations and know-how, internal structure or business strategy and operations; (ii) Aaro's Products & Services; (iii) information pertaining to any past, present or future research done by Aaro respecting the technology, business or operations of Aaro, its customers or potential customers; and/or (iv) any technical method and/or procedure relating or pertaining to projects developed by Aaro (items (i), (ii), (iii), and (iv) hereinafter referred to collectively as the "Proprietary Information"). OML shall not at any time, without Aaro's prior written consent, copy, duplicate, record, translate, or otherwise reproduce the Proprietary Information, in whole or in part, nor otherwise make them available to any unauthorized person. OML shall use such information only for the operation of the OML's operations pursuant to the terms of this Agreement, and shall not disclose it to others, except OML's employees or agents who are directly connected with the OML's performance under this agreement, and the OML shall advise such employees or agents of its confidential nature and be responsible for the compliance by such employees or agents with the confidentiality provisions hereof.

         6. Division of Revenue between Aaro and OML. All revenues generated from Products & Services by the cities of Broken Arrow, Jenks, Bixby, Glenpool, Catoosa, Owasso, Sand Springs, Sapulpa, Edmond, Moore, Mustang and Midwest City (such cities hereinafter referred to collectively as the "Aaro Marketing Cities") and their agencies shall be allocated and distributed equally between Aaro and OML. All revenues generated from the Products & Services by the City of Weatherford or its agencies shall be allocated and distributed equally between Aaro and OML. All revenue generated from Products & Services by all other Oklahoma Municipalities shall be allocated and distributed forty percent (40%) to Aaro and sixty percent (60%) to OML. It is specifically provided, however, that any amount of revenues to be paid to a Oklahoma municipality shall be paid exclusively from OML's allocation of revenues.

         7. Aaro's Obligations to OML. Subject to the terms and conditions of this Agreement, Aaro agrees to provide to OML and/or the Oklahoma Municipality, as the case may be, during the term of this Agreement, all of the following services:

                  (a) Installation and configuration, or supervision of such installation and configuration, for OML of the necessary equipment in a centrally located site to be designated by the Oklahoma Municipality with Aaro's reasonable approval (hereinafter the "POP") and the installation and configuration, or supervision of the installation and configuration, of all radio equipment for both distribution buildings and customer buildings provided, however, that the cost of such installation and configuration shall be borne by the Oklahoma Municipality;

                  (b) All necessary radio frequency surveys in the Oklahoma Municipality to determine areas of wireless coverage and to determine and designate distribution buildings or towers and POP location(s);

                  (c) Utilization of Aaro's U.S. Data Center and its associated backup facilities, with servers, routers, ATM switches, modems, wireless radios and other electronics to supply, as available to Aaro, to the Oklahoma Municipality, with applications including voice over IP, unified messaging when available (including electronic mail), streaming video, video conferencing and electronic commerce (including web design and hosting);

                  (d) Twenty-four (24) hours, seven (7) day a week monitoring of the Oklahoma Municipality's entire network commencing at its customer's demarcation point and terminating at Aaro's U.S. Data Center or commercial Internet, including management of any network related problems and coordination of problem resolution with the Oklahoma Municipality, including Aaro's best efforts to provide 99.9% service reliability and Aaro's reasonable efforts to provide priority to those customers of the Oklahoma Municipality experiencing serious technical difficulties or equipment failure.

                  (e) Access by the Oklahoma Municipality and its customers to Aaro's commercial Internet by multiple tier one providers;

                  (f) Training of the Oklahoma Municipality's sales and technical staff to provide sufficient understanding of the Aaro and the Oklahoma Municipality network and its technical capabilities, the radios and their technical capabilities and to provide sufficient understanding and competence in the Products & Services; and

                  (g) billing and accounting services as shall be reasonably required by the Oklahoma Municipality but specifically excluding mailing of invoices and collection of delinquent accounts.

                  (h) marketing of the Products & Services to potential customers in the Aaro Marketing Cities.

         8. Relationship between the Parties, Pricing, Payment Default.

                  (a) OML and Aaro each acknowledges that the relationship between Aaro and OML is of co-venturer. OML, its agents, servants and employees shall under no circumstances be deemed agents or representatives of Aaro for any purpose whatsoever, unless otherwise agreed to in writing, and OML shall have no authority to enter into any contracts or commitments in the name or on behalf of Aaro, or to bind Aaro in any way. Aaro, its agents, servants and employees shall under no circumstances be deemed agents or representatives of OML for any purpose whatsoever, unless otherwise agreed to in writing, and Aaro shall have no authority to enter into any contracts or commitments in the name or on behalf of OML, or to bind OML in any way.

                  (b) The relationship between Aaro and each Oklahoma Municipality shall be that of supplier and customer and under no circumstances shall an Oklahoma Municipality be deemed to be an agent or representative of Aaro for any purpose whatsoever, unless otherwise agreed to in writing, and an Oklahoma Municipality shall have no authority to enter into any contracts or commitments in the name or on behalf of Aaro, or to bind Aaro in any way. Any contract or other agreement between OML and an Oklahoma Municipality shall clearly define the relationship between Aaro and the Oklahoma Municipality.

                  (c) OML hereby discloses to Aaro that it has a pre-existing relationship with a web-host designer to design websites for Oklahoma municipalities. Nothing in this Agreement shall be deemed to prohibit OML or an

Oklahoma Municipality from utilizing such web-host designer, specifically provided however, that nothing in this Section 8(c) shall be construed to authorize OML to offer other competing products and/or services to Oklahoma Municipalities that compete with the Products & Services.

                  (d) For purposes of this Agreement and for the agreements between OML and each Oklahoma Municipality, Aaro will establish a minimum pricing schedule for the Products & Services provided, however, that each Oklahoma Municipality or its agents shall be entitled to charge its customers prices greater than (but not less than) the prices in such schedule. Aaro shall have the right, in its sole and absolute discretion, to modify the minimum pricing schedule at any time provided that Aaro shall notify OML and each contracting Oklahoma Municipality of such modification not less than sixty (60) days prior thereto.

                  (e) The OML agreement with each contracting Oklahoma Municipality shall provide that each Oklahoma Municipality shall be responsible for collecting revenues from its customers for the Products & Services and remitting Aaro's revenue share (as set forth in Section 6, above) to Aaro on a timely basis. In the event that any Oklahoma Municipality shall become more than sixty (60) days delinquent on amounts due to Aaro, then Aaro, in Aaro's sole and absolute discretion, shall be entitled to suspend the provision of Products & Services to such delinquent Oklahoma Municipality and its customers until any arrearages are made current.

         9. Assignment and Transfers. It is understood by the parties that OML may, at its discretion, assign to Oklahoma Municipal Services Corporation part or all of its obligations hereunder. Otherwise, neither this Agreement nor any part hereof or interest herein shall be assignable by OML or Aaro without the prior written consent of the non-assigning party. Any attempt to assign or otherwise transfer any right or obligations under this agreement shall, at the sole election of the non-transferring party, result in an immediate termination of this Agreement without any further notice.

         10. Aaro's Rights upon Refusal of an Oklahoma Municipality. In the event that any Oklahoma Municipality shall affirmatively refuse to contract with the OML for the provision of Products & Services then, in that event, the OML shall have a period of sixty (60) days from such affirmative refusal in which to elect to contract directly with Aaro to provide the Products & Services to such Oklahoma Municipality. If the OML shall not elect to contract with Aaro to provide the Products & Services in such sixty (60) day period, then Aaro shall have the right, exercisable in its absolute discretion, to provide Products & Services to such Oklahoma Municipality by itself, with another partner or through a distributorship and not subject to this Agreement. For purposes of this Section 10, an affirmative refusal shall be deem to have occurred upon a binding vote or other affirmative act by the governing body of such Oklahoma Municipality or the entity or person with the proper controlling authority.

         11. Indemnification.

                  (a) OML hereby indemnifies and holds Aaro harmless from and against any and all actions, suits, proceedings, claims, losses, liabilities, damages and expenses (including attorneys' and experts' fees and sums reasonably expended in investigation and settlement of litigation, pending or threatened) arising out of or in connection with any breach by OML of any term, provision, covenant, agreement, representation or warranty contained herein.

                  (b) Aaro hereby indemnifies and holds OML harmless from and against any and all actions, suits, proceedings, claims, losses, liabilities, damages and expenses (including attorneys' and experts' fees and sums reasonably expended in investigation and settlement of litigation, pending or threatened) arising out of or in connection with any breach by Aaro of any term, provision, covenant, agreement contained herein and any and all actions and other proceedings for trademark, trade name or service mark infringements or claims of infringement.

                  (c) Upon the occurrence of any event giving rise to a right to seek indemnification hereunder, the party seeking indemnification shall give the indemnifying party written notice of such claim, action or proceeding within ten
(10) days after it becomes known to such party, provided that the failure to give such notice shall not relieve the indemnifying party of its obligations to indemnity. The indemnifying party shall, within ten (10) days after receipt of such notice, notify the other party as to whether or not it intends to take over the defense of such action, failing which, the party seeking indemnification shall be entitled to take over the defense of the action. Upon proper notification by the indemnifying party of its intention to defend the claim, the indemnifying party shall engage counsel reasonably satisfactory to the indemnified party to assume the investigation and defense of the claim, and shall keep the indemnified party and its counsel currently informed as to all material aspects of the claim and its investigation and defense. The indemnified party may, in such case, engage counsel to assist in the investigation and defense of the claim, but shall not be entitled to reimbursement for any expenses related to the engagement of such counsel. If the indemnifying party elects not to assume the investigation and defense of the claim, or fails to make any election within the time period herein provided, or if in the reasonable opinion of counsel to the indemnified party, the indemnified party has available to it defenses which are contrary to the interests of the indemnifying party in any such action, then the indemnified party shall be entitled to engage its own counsel for such investigation and defense, and shall be entitled to the full indemnification therefor.

         12. Notice; Sending and Receipt of Documents. Whenever any notice is required to be given hereunder, or any other document or other communication or writing is required to be sent by one party hereto and delivered to the other, then such notice or other writing shall be given or sent, and the other party shall be deemed to have received it, if delivered personally, on the date such notice is delivered personally, or if mailed, on the second business day after mailing, if sent by first-class mail, postage prepaid, and addressed as follows:

         If to Aaro, to:         Aaro Broadband Wireless Communications, Inc.
                                 Suite 200
                                 110 West 7th Street
                                 Tulsa, Oklahoma 74119
                                 Attn: General Counsel

         If to OML, to:          Oklahoma Municipal League, Inc.
                                 201 N.E. 23rd Street
                                 Oklahoma City, Oklahoma 73105
                                 Attn:  Executive Director

or to such other address as may be designated in writing by such party. All such notices and communications shall be in writing, signed by the party giving such notice. Any notice period shall commence on the date such notice is given.

         13. Applicable Law; Jurisdiction and Venue, Service of Process. This Agreement shall be deemed to have been executed in Oklahoma City, Oklahoma, and shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Oklahoma. All suits, proceedings and other actions relating to or arising out of this Agreement shall be submitted to the jurisdiction of the courts of the State of Oklahoma, and venue for any such Suits, proceedings and other actions shall be in Oklahoma City, Oklahoma. OML and Aaro jointly hereby waive any claim against or objection to jurisdiction and venue in the courts of Oklahoma City. OML AND AARO IRREVOCABLY WAIVE TRIAL BY JURY, REGARDLESS OF THE FORUM, IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE.

         14. General.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, but shall not be assignable except as herein provided.

                  (b) If, for any reason, a provision of this Agreement is determined to be invalid or in conflict with any existing or future law or regulation by a court or agency having valid jurisdiction, such invalidity shall not impair the operation of or have any other effect upon such other provisions as may remain otherwise intelligible. The latter shall continue to be given full force and effect, and the invalid provisions shall be deemed not to be a part of this Agreement. If any promise or covenant of this Agreement is determined by a court of competent jurisdiction to be unreasonable and unenforceable as written but enforceable to a lesser extent, OML and Aaro agree to be bound by the lesser promise or covenant imposing the maximum duty permitted by law.

                  (c) OML acknowledges that the Proprietary Information described in Section 5(d) is unique and valuable to Aaro, and that disclosure or other breach of Section 5(d) of this Agreement will result in irreparable injury to Aaro for which monetary damages alone would not be an adequate remedy. Therefore, OML agrees that in the event of a breach or threatened breach of the confidentiality requirement contained in Section 5(d) or any unauthorized use of the Proprietary Information, Aaro shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages. In additions, any party which prevails in any legal dispute hereunder shall be entitled to collect its attorney's fees and expenses from the other party.

                  (d) The parties hereto make no warranties or guarantees upon which the other party may rely and assume no liability or obligation to each other by providing any waiver, approval, consent, or suggestion to the other party in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

                  (e) All promises, covenants, agreements, representations and warranties contained herein shall survive the execution and delivery, and the subsequent termination, of this Agreement and the transactions contemplated hereunder.

                  (f) This Agreement, including the Exhibits and the Schedules, contains the full, entire and integrated agreement and understanding between Aaro and OML with respect to the covenants, promises and agreements herein described, and no representations, warranties, provisions, covenants, agreements or understandings, written or oral, not herein contained or referred to shall be of any force or effect. This Agreement may not be modified or amended except in writing signed by both of the parties hereto.

                  (g) No waiver of any breach of any term of this Agreement shall be effective unless made in writing signed by the party having the right to enforce such breach, and no waiver shall be construed as a waiver of any subsequent breach.

                  (h) This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

"AARO"                                   "OML"
AARO BROADBAND WIRELESS                  OKLAHOMA MUNICIPAL LEAGUE, INC.
COMMUNICATIONS, INC.                     AN OKLAHOMA NOT-FOR-PROFIT CORPORATION
A NEVADA CORPORATION


BY:                                      BY:
    ---------------------------------        -----------------------------------
NAME: NORMAN S. LEIGHTY                  NAME:  DANNY GEORGE
TITLE: CHIEF OPERATING OFFICER           TITLE: EXECUTIVE DIRECTOR

                                    EXHIBIT A

                               PRODUCTS & SERVICES

Products & Services Available on Operations Commencement Date:


                             Internet Connectivity -

                                     2 Mbps
                                     5 Mbps
                                     11 Mbps

                                 Electronic Mail

                                  Voice-over IP

                               Video Conferencing

                               Electronic Commerce

                                 Web Site Design


                 Products & Services Available at a Later Date:


                                Unified Messaging

                               Application Hosting

                                 Streaming Video

                                    EXHIBIT B

                          PROVISIONS TO BE INCLUDED IN
                     AGREEMENTS WITH OKLAHOMA MUNICIPALITIES


Each agreement with an Oklahoma Municipality shall contain the following provisions or provisions substantially similar which the Municipality shall be obligated to satisfy:

                  (a) Commencement of Operations. To diligently promote and facilitate the provision of Products & Services to customers within the municipal service area without cessation in accordance with the provisions of this Agreement and any other written directive of Aaro.

                  (b) Quality and Customer Affairs. To maintain the excellent reputation of Aaro and its operations by complying with all terms, conditions and requirements of this Agreement. The Municipality further acknowledges that such compliance is important to Aaro in order to maintain high quality and uniform operating standards and to protect the goodwill and reputation of Aaro.

                  (c) Training. To cause such of Municipality's employees or agents as Aaro may reasonably designate to attend and complete such training as Aaro may reasonably determine as necessary. Aaro shall provide instructors, facilities and training materials for all mandatory training at no charge to Municipality. AARO shall not be responsible for any other expenses in connection with attending training programs, including but not limited to travel expenses, living expenses, and compensation of Municipality's employees or agents. Training shall be conducted at times and places designated by Aaro subject to the budgetary requirements for municipalities under Oklahoma law.

                  (d) Standard Agreements. To use in connection with all Product customers the Aaro Access Agreement forms prescribed from time to time by Aaro. Municipality shall keep completed Access Agreements for each customer for the entire term of the Customer's Agreement and for three (3) years subsequent to the termination of any such Access Agreement. Municipality shall not alter any terms or add any terms to the Access Agreement without Aaro's prior written approval. Such Access Agreements may be changed from time to time as deemed necessary by Aaro.

                  (e) Identification as an Authorized Distributor of Aaro. To refrain from identifying itself as being a licensee, franchisee, subsidiary, division, partner, joint venturer, attorney-in-fact, agent or employee of Aaro or as being associated with Aaro in any manner other than as an authorized distributor. Aaro authorizes Municipality to utilize the name "Aaro" and any related trademarks or tradenames, as may be provided to Municipality by Aaro from time to time. The municipality shall require that, in any and all advertising, business cards, letterheads, forms, envelopes, invoices and such other materials or equipment as may be agreed to by Aaro, which such approval will not be unreasonably withheld, each agent of the Municipality shall use such Aaro name and/or trademarks only in obvious conjunction with the words, "an exclusive distributor of Aaro Broadband Wireless Communications, Inc.," or "an exclusive distributor" and to display a similar notice in a prominent place in the agent's office location. Except as specifically provided in this Agreement, Municipality shall have no rights, title or interest in the name "Aaro" or any related tradenames or trademarks.

                  (f) Insurance. To require its agent to obtain and keep in full force and effect at all times during the term of this Agreement policies of insurance covering: (i) general public liability (including, but not limited to, comprehensive general liability) and property damage, with policy limits and provisions conforming to such requirements as are set forth in Schedule "2" or which Aaro may prescribe from time to time; (ii) automobile liability and property damage liability, with policy limits and provisions conforming to such requirements as are set forth in Schedule "2" or which Aaro may prescribe from time to time; and (iii) such other insurance as may be required by applicable statutes or rule of the jurisdiction(s) in which the Municipality is located or operated (including, but not limited to, uninsured motorist coverage, personal injury protection and workers compensation coverage), in such amounts so as to comply with applicable law.

                  (g) Conduct of Operations. To require its agent to conduct its business: (i) in an orderly and businesslike manner; (ii) in a manner that will not discredit or impair the value of the Aaro name or operations or the goodwill associated with them; (iii) in compliance with all applicable laws, orders, rules and regulations; and (iv) in compliance with such policies and operating standards as Aaro may set forth from time to time in writing.

                  (h) Central Billing. To require its agent to participate in and comply with the terms of all central billing programs reasonably prescribed by Aaro and pay all applicable charges associated therewith.

                  (i) Municipality's Rates. Not to engage in any rate practices which tend to mislead the public in any manner. Prior to commencing operations, Municipality shall file with Aaro a complete schedule of Municipality's charges and rates. Municipality shall have sole responsibility for notifying Aaro of any changes in its charges and/or rates no later than thirty (30) days before the changes take effect.

                  (j) No Competing Products & Services. To require that, during the term of this Agreement, its agent will not become associated or affiliated with in any manner, or own, operate, engage in, be employed by, have any interest in, or assist in a any manner, directly or indirectly, through any person or legal entity, any business or operation that offers services or products that compete in any manner with the Products & Services, without the prior written consent of Aaro. It shall be in Aaro's sole and absolute discretion either to grant or to withhold such consent.

                  (k) Protection of Aaro's Confidential Information. To treat and maintain as confidential and as Aaro's private property all materials loaned, provided, or otherwise made available to Municipality describing or constituting an element of: (a) Aaro's technical operations and know-how, internal structure or business strategy and operations; (b) Aaro's Products & Services; (c) information pertaining to any past, present or future research done by Aaro respecting the technology, business or operations of Aaro, its customers or potential customers; and/or (d) any technical method and/or procedure relating or pertaining to projects developed by Aaro (items (a), (b), (c), and (d) hereinafter referred to collectively as the "Proprietary Information"). Municipality shall not at any time, without Aaro's prior written consent, copy, duplicate, record, translate, or otherwise reproduce the Proprietary Information, in whole or in part, nor otherwise make them available to any unauthorized person. Municipality shall use such information only for the operation of the Municipality's operations pursuant to the terms of this Agreement, and, subject to the requirements of Oklahoma law, shall not disclose it to others, except Municipality's employees or agents who are directly connected with the Municipality's operations, and the Municipality shall advise such employees or agents of its confidential nature and be responsible for the compliance by such employees or agents with the confidentiality provisions hereof.

                  (l) Payment of Obligations. To require its agent to pay when due all obligations to Aaro. In addition to Aaro's other rights under this Agreement, upon a failure of Municipality to pay any amount due Aaro, Aaro may deduct such amounts from any monies and credits held by Aaro for Municipality.

                  (m) Monthly Reports. To require its agent to submit reports to Aaro in writing by the twentieth (20th) day of each month in such uniform manner and form as may be prescribed by Aaro relating to financial and operational reports or statements. Such reports shall be certified as true and correct by an authorized officer of the Municipality.

                  (n) Inspection by Aaro. Municipality shall require its agent to permit Aaro's representatives at any time during normal business hours, without either written or oral notice, to inspect the agent's business premises and to examine, copy, and audit all or any part of the books, records, and accounts of the agent and any other documents relating in any way to this Agreement. The Municipality shall require that, if any such inspection or audit reveals an understatement of two percent (2%) or more of: (i) the agent's gross revenues; or (ii) any other amount utilized to calculate payments due to Aaro under this Agreement, or discloses that the AGENT has failed to comply with any provision of this Agreement in a manner which would allow OML to terminate this Agreement, the agent shall pay, in addition to the amount owed plus interest pursuant to the provisions hereof, the cost of such inspection and/or audit, including normal daily compensation, traveling expenses, and room and board for Aaro's representatives. The Municipality shall require that, in addition to any other rights it may have, for three (3) years after discovering the understatement or discrepancy, Aaro may conduct such further periodic audits and/or inspections of the agent's books and records as Aaro reasonably deems necessary, at the agent's sole expense, including but not limited to reasonable professional fees, travel, and room and board expenses for Aaro representatives.

                  (o) Indemnification. Municipality shall hold harmless and indemnify Aaro, its affiliates, and their respective officers, directors, shareholders, and employees against any claims, losses, costs, expenses, liabilities, and damages arising directly or indirectly from, as a result of, or in connection with Municipality's operation of the business described in this Agreement or a breach by Municipality or its agents or employees of any provision of this Agreement, as well as the costs of defending against such claims (including reasonable attorneys' fees and costs). This Section __(o) shall survive the expiration or termination of this Agreement and includes, but is not limited to, any losses, claims, demands, liabilities, or expenses beyond the limits of Municipality's insurance coverage. In addition, Municipality expressly authorizes Aaro to settle in good faith, on behalf of Municipality, any customer claim arising from Municipality's operations. Municipality agrees to reimburse Aaro promptly upon demand for the amount of any such settlement.

                  (p) Sales Engineers. The Municipality shall, at all times during the term of this Agreement, employ or have available at least one sales engineer who has been reasonably approved regarding technical and sales expertise by Aaro and who has completed any instructional courses or requirements provided or recommended by Aaro.

                  (q) Value Added Resellers, Agents. During the term of this Agreement, Municipality shall be entitled to engage, employ and utilize independent sales agents and value added resellers to assist in the procurement and maintenance of customers for the Products & Services in the Municipality, provided however, that such independent sales agents and/or value added resellers will in no circumstances be considered agents, employees or contractors of Aaro. Municipality shall at all times ensure that its independent sales agents and value added resellers shall comply will all applicable terms of this Agreement. Aaro authorizes Municipality's independent sales agents and value added resellers to utilize the name "Aaro" and any related trademarks or tradenames, as may be provided to Municipality by Aaro from time to time, in any and all advertising, business cards, letterheads, forms, envelopes, invoices and such other materials or equipment as may be agreed to by Aaro, which such approval will not be unreasonably withheld, provided that Municipality's sales agents and value added resellers shall use such Aaro name and/or trademarks only in obvious conjunction with the words, "an authorized reseller of Aaro Broadband Wireless Communications, Inc.," or "an authorized reseller" and to display a similar notice in a prominent place in the independent sales agent's or value added reseller's office location. Except as specifically provided in this Section, Municipality's independent sales agents and value added reseller shall have no rights, title or interest in the name "Aaro" or any related tradenames or trademarks.